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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): OCTOBER 27, 2005


                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                     000-21139                38-3185711
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


              2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN 48309 (Address of Principal Executive Offices, including Zip Code)


                                 (248) 299-7500
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 8.01  OTHER EVENTS

On October 27, 2005, the Compensation Committee (Committee) of the Board of Directors approved the acceleration of all out-of-the-money unvested stock options. The Committee prescribed that the October 27, 2005's closing price of DURA's Class A Common Stock as quoted on The Nasdaq Stock Market ("Nasdaq") be used to determine which outstanding unvested stock options are out-of-the-money. With the prescribed closing quoted stock price being $3.28 per share, all outstanding unvested stock options (2.7 million) issued by the Company became fully vested.

The acceleration of the out-of-the money options was undertaken to avoid future compensation expense that DURA would be required to recognize when it must fully adopt SFAS 123(R) on January 1, 2006. Currently, DURA recognizes employee stock-based award compensation expense in accordance with APB No.25. Future SFAS 123(R) expense avoided by this acceleration for the next three calendar years is approximately $4.7 million in 2006, $3.3 million in 2007 and $1.37 million in 2008.


































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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 DURA AUTOMOTIVE SYSTEMS, INC.


Date: November 2, 2005           By /s/ Keith R. Marchiando
                                    --------------------------------------------
                                    Keith R. Marchiando
                                    Vice President, Chief Financial Officer
                                    (principal accounting and financial officer)